                                  CERTIFICATE

          The undersigned, Ian Robertson, being a director of Algonquin Power
Management Inc., the manager of Algonquin Power Trust (the "Trust"), hereby certifies that the resolutions annexed hereto have been duly passed by the sole trustee of the Trust and remain in full force and effect as of the date hereof, unamended.

          DATED at Oakville, Ontario this 22nd day of March, 2007.

                                        (signed) "Ian Robertson"
                                        ----------------------------------------
                                        Ian Robertson
                                        Director
                                        Algonquin Power Management Inc.

                           "RESOLUTIONS OF THE TRUSTEE

                                       OF

                              ALGONQUIN POWER TRUST
                                  (THE "TRUST")

          WHEREAS Algonquin Power Income Fund is the sole beneficiary and sole unitholder of trust units of the Trust;

          AND WHEREAS Algonquin Power Management Inc. (the "Manager") is the
manager of the Trust;

          AND WHEREAS the Trust desires to make a take-over bid (the "Trust Unit
Offer") for all of the outstanding trust units ("CPIF Units") of Clean Power
Income Fund ("CPIF") not owned by the Trust or its affiliates on the basis of
0.6152 trust units ("Algonquin Units") and a Contingency Value Receipt (as that term is defined in the Circular, defined below) of Algonquin Power Income Fund
(the "Fund") per CPIF Unit;

          AND WHEREAS the Trust desires to make a take-over bid (the "Debenture
Offer" and, together with the Trust Unit Offer, the "Offers") for all of the outstanding 6.75% convertible unsecured subordinated debentures ("Debentures")
of CPIF not owned by the Trust or its affiliates on the basis of, at the option of the debentureholder, (a) $102 principal amount of 6.20% convertible unsecured subordinated debentures of the Fund due November 16, 2016 ("Algonquin Series 2A
Debentures") per $100 principal amount of Debentures, or (b) $100 principal amount of 6.65% convertible unsecured subordinated debentures of the Fund due
July 31, 2011 ("Algonquin Series 1A Debentures") per $100 principal amount of
Debentures;

APPROVAL OF THE OFFERS AND CIRCULAR

          BE IT RESOLVED THAT:

     1.   The Trust is hereby authorized to make the Offers and the Chief
          Executive Officer, Chief Financial Officer and any two or more directors of the Manager, on behalf of the Trust, are hereby authorized to execute a take-over bid circular (the "Circular")
          comprised of the offers to purchase and the circular, substantially in the draft form previously provided to the trustee, together with such additions and amendments thereto and omissions therefrom as the officers and directors of the Manager, on behalf of the Trust, deem appropriate, such approval to be conclusively evidenced by their signature thereto, and the filing of the Circular with the securities regulatory authorities in Canada and with the Securities and Exchange
          Commission in the United States on Form F-8, are hereby approved.

     2.   Any director or officer of the Manager is hereby authorized, on behalf of the Trust, to settle the forms of the letter of acceptance and transmittal, the

                                      -2-

          President's letter and related documents to be forwarded to unitholders and debentureholders of CPIF in connection with making the
          Offers.

APPROVAL OF SUPPORT AGREEMENT

     3.   The entering into of a support agreement (the "Support Agreement") by the Trust with the Fund, CPIF and Clean Power Operating Trust, whereby, among other things, the Trust agrees to make the Offers, the
          Fund agrees to guarantee the performance of the Trust's obligations in connection with the Offers and CPIF agrees to support the Offers, is hereby approved, ratified and confirmed.

     4.   The execution and delivery of the Support Agreement, substantially in the form previously presented to the trustee, by any one officer or director of the Manager on behalf of the Trust, together with such amendments, deletions and additions as such officer or director of the
          Manager may approve, is hereby approved, ratified and confirmed.

     5.   The performance of the Trust's obligations under the terms of the
          Support Agreement is hereby approved, ratified and confirmed.

DEPOSITARY AGREEMENT

     6.   The entering into of a depositary agreement (the "Depositary
          Agreement") by the Trust with Computershare Trust Company of Canada
          ("Computershare") whereby Computershare agrees to act as depositary under the Offers, is hereby authorized and approved.

     7.   The execution and delivery of the Depositary Agreement, substantially in the form previously presented to the trustee, by any one officer or director of the Manager on behalf of the Trust, together with such amendments, deletions and additions as such officer or director of the
          Manager may approve, is hereby authorized and approved.

     8.   The performance of the Trust's obligations under the terms of the
          Depositary Agreement is hereby authorized and approved.

                                      -3-

GENERAL

          BE IT FURTHER RESOLVED THAT:

     9.   The trustee of the Trust or any director or officer of the Manager, on behalf of the Trust, is hereby authorized and directed for and on behalf of the Trust to do all such things and execute all such documents, agreements and statements as may be necessary or desirable to give effect to the foregoing resolutions."